UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report:
June 29, 2006
(Date of earliest event reported)
ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	0-29370	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)
(281) 876-0120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant
     As previously reported, on May 15, 2006, the Audit Committee of the Board of Directors voted to appoint Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent auditor for the fiscal year ending December 31, 2006, and dismissed KPMG LLP as the Company’s independent auditor. Ultra is a Yukon corporation and under Yukon law, the dismissal of the Company’s independent auditor and approval of a new independent auditor is subject to shareholder approval. Accordingly, the Audit Committee’s appointment was subject to the receipt of such approval at the 2006 Annual Meeting of Shareholders.
     This Report on Form 8-K/A is filed to report that at the 2006 Annual Meeting of Shareholders of the Company held on June 29, 2006, the Company’s shareholders approved the appointment of Ernst & Young to serve as the Company’s independent auditor for the fiscal year ending December 31, 2006 and dismissed KPMG LLP as the Company’s independent auditor.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORPORATION
June 29, 2006	Name: /s/ Michael D. Watford
Title: Chairman, President and Chief Executive Officer

2